Form N-SAR, Sub-Item 77Q1(e)
Submission of matters to a vote of security holders

Nuveen Premier Insured Municipal
Income Fund, Inc.
33-43779, 811-06457

We hereby incorporate by reference the
form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC filing on June 21, 2005, under Conformed Submission
 Type DEF 14A, accession number
 0000950137-05-007659.